SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2001

                            nSTOR TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)


            Delaware                08354                       95-2094565
            --------                -----                       ----------
(State or Other Jurisdiction     (Commission                    (IRS Employer
     of Incorporation)           File Number)                Identification No.)





  10140 Mesa Rim Road, San Diego, California                           92121
  -------------------------------------------                          -----
   (Address of Principal Executive Offices)                        (Zip Code)



Registrant's telephone number, including area code: (858) 453-9191


(Former Name or Former Address; if Changed Since Last Report)


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Item 5.  Other Events.

        On November  20,  2001,  we  completed a  transaction  (the "Halco Stock
Purchase Transaction") with Halco Investments L.C., an entity controlled by Maurice Halperin, the chairman of our board of directors, pursuant to a Preferred Stock Purchase Agreement dated as of November 20, 2001 between us and Halco (the "Purchase Agreement").

        Pursuant to the Purchase Agreement, Halco purchased 8,970 shares of our Series K Convertible Preferred Stock ("Series K Preferred Stock") for $2.86 million in cash and marketable securities having a fair market value (based on the closing market price for such securities on November 19, 2001, as reported on the national securities exchange or inter-dealer quotation system on which the securities are traded) of $6.11 million. The disinterested members of our board of directors authorized the sale of the Series K Preferred Stock on November 19, 2001. On November 19, 2001, we filed with the Secretary of State of Delaware a Certificate of Designation establishing the Series K Preferred Stock, consisting of 14,000 shares with a stated value of $1,000 per share.

        During the negotiation of the Halco Stock Purchase Transaction from July to November, 2001, Halco made short-term working capital loans to us in the aggregate amount of $4.96 million. Of that amount, $3.1 million was converted into a 5-year term loan at the closing of the Halco Stock Purchase Transaction and the remaining amount was applied to the cash paid by Halco at the closing of the Halco Stock Purchase Transaction. The loan bears interest at 8% per annum, payable quarterly, and there is no requirement to repay any principal until November 20, 2006, the maturity date of the loan. The accrued interest on all amounts owed to Halco as of the closing date totaled approximately $81,000 and was paid to Halco after the closing. In connection with the interim financing provided by Halco, in August 2001, our board of directors elected Maurice Halperin as chairman of our board of directors.

        The issuance of the common stock upon conversion of the Series K Preferred Stock is conditioned on stockholder approval of such issuance. Upon stockholder approval, the Series K Preferred Stock will automatically be converted into 39,000,000 shares of our common stock (based on a conversion price of $0.23 per share) which represents approximately 34% of our issued and outstanding common stock on the date of conversion (assuming the issuance of the Inducement Shares (as defined below) and the Note Shares (as defined below)).

        As a condition to the closing of the Halco Stock Purchase Transaction, holders of approximately 47% of our outstanding common stock and preferred stock, collectively, (including 26% represented by proxies delivered to H. Irwin Levy, the vice-chairman of our board of directors, and 21% owned or controlled by Mr. Levy ) have agreed to vote in favor of the issuance of common stock in connection with the Halco Stock Purchase Transaction.

        We have agreed to register for resale the shares of common stock issuable upon conversion of the Series K Preferred Stock with the Securities and Exchange Commission and to list such shares with The American Stock Exchange.

        In connection with the Halco Stock Purchase Transaction, our board of directors has increased the size of the board of directors from six to seven in accordance with the provisions of our certificate of incorporation and bylaws. Immediately after stockholder approval of the issuance of stock in connection with the Halco Stock Purchase Transaction, Mr. Michael Wise and Mr. Bernard Green will resign as directors of our company and our board of directors will appoint three persons designated by Halco, Mariano L. Cueva, Jeffrey W. Kleiman and Robert S. Gottdenker, to fill the vacancies created by the increase in the size of the board and the resignations of Mr. Wise and Mr. Green, to serve as directors until the next annual meeting of stockholders or until their earlier death, resignation or removal.

        In connection with the Halco Stock Purchase Transaction, Mr. Levy has agreed that, upon issuance of the shares of common stock to Halco upon conversion of the Series K Preferred Stock, he will cause 10,000,000 shares of our common stock owned or controlled by Mr. Levy to be placed into a voting trust. Pursuant to the terms of the voting trust, Halco will have the right to direct the vote on all of the shares of nStor common stock that are deposited into the voting trust. The 10,000,000 shares deposited into the voting trust by Mr. Levy, together with the 3,077,844 shares of common stock currently held by Mr. Halperin and the 39,000,000 shares of common stock issuable to Halco upon conversion of the Series K Preferred Stock, will constitute approximately 45% of the voting power of our capital stock.

        As a condition to the closing of the Halco Stock Purchase Transaction, all of the holders of our preferred stock have agreed, subject to stockholder approval of the issuance of the Inducement Shares (as defined below), to convert their shares of preferred stock into common stock pursuant to the terms of the relevant certificates of designation for the preferred stock (referred to as the "Preferred Stock Conversion").

        In addition, in connection with the Halco Stock Purchase Transaction, we will issue, subject to stockholder approval, shares of our common stock as follows:

     (i) 750,000 shares to Mr. Levy in exchange for $300,000 owed to Mr. Levy by our company (the shares issued in the exchange are referred to herein as the "Note Shares" and the issuance of the Note Shares in the exchange is referred to herein as the "Note Exchange"); and

     (ii) approximately 16,257,000 shares to our preferred stockholders participating in the Preferred Stock Conversion in order to induce them to convert their shares of preferred stock, all of which are entitled to periodic dividends, into shares of common stock which have never received a dividend (the shares issued to the preferred stockholders are referred to herein as the "Inducement Shares"). The number of Inducement Shares to be issued to the preferred stockholders is based on $0.45 (which is greater than the market price of our common stock on the date immediately preceding the closing date of the Halco Stock Purchase Transaction) and includes approximately 3.3 million shares to be issued to the preferred stockholders participating in the Preferred Stock Conversion in satisfaction of accrued dividends owed to such preferred stockholders on the date of conversion.

        After the Series K Preferred Stock is converted into our common stock and we issue the Inducement Shares and the Note Shares, there will be approximately 115,000,000 shares of common stock outstanding and our existing stockholders will own approximately 66% of the outstanding common stock of our company. Halco and Mr. Halperin will own approximately 37% of our company and through the voting trust, will control approximately 45% of the voting power of our capital stock.

        In addition, as a result of the appointment of three persons designated by Halco to serve as directors of our company as described above, upon stockholder approval of the issuance of common stock in connection with the Halco Stock Purchase Transaction, Halco will effectively control our board of directors.

        A copy of the Press Release issued by us on November 21, 2001 announcing the completion of the Halco Stock Purchase Transaction is attached hereto as
Exhibit 99.1, and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)
      Exhibits    Description of Documents

         4.1      Certificate of  Designation of Series K Convertible  Preferred
                  Stock

         4.2      Registration   Rights   Agreement  dated
                  November  20, 2001  between  Registrant  and
                  Halco Investments L.C.

         4.3      Promissory  Note for  $3,100,000,  dated
                  November 20, 2001 issued to Halco Investments L.C.

        10.1      Preferred  Stock Purchase  Agreement  dated as of November 20,
                  2001  between  Registrant,   Maurice  A.  Halperin  and  Halco
                  Investments L.C.

        99.1      Press Release issued by Registrant on November 21, 2001

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   November 27, 2001           nSTOR TECHNOLOGIES, INC.

                                    By: /s/ Jack Jaiven
                                    -----------------------------------------
                                    Jack Jaiven, Principal Accounting Officer

                                  Exhibit Index

      Exhibits    Description of Documents

         4.1      Certificate of  Designation of Series K Convertible  Preferred
                  Stock

         4.2      Registration   Rights   Agreement  dated
                  November  20, 2001  between  Registrant  and
                  Halco Investments L.C.

         4.3      Promissory  Note for  $3,100,000,  dated
                  November 20, 2001 issued to Halco Investments L.C.

        10.1      Preferred  Stock Purchase  Agreement  dated as of November 20,
                  2001  between  Registrant,   Maurice  A.  Halperin  and  Halco
                  Investments L.C.

        99.1      Press Release  issued by  Registrant  on November 21, 2001